As filed with the Securities and Exchange Commission on November 16, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

URANIUM RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	75-2212772
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6950 South Potomac Street, Suite 300

Centennial, Colorado 80112

(303) 531-0470

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey L. Vigil

Vice President—Finance and Chief Financial Officer

Uranium Resources, Inc.

6950 South Potomac Street, Suite 300

Centennial, Colorado 80112

(303) 531-0470

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Paul Hilton, Esq.

David R. Crandall, Esq.

Hogan Lovells US LLP

One Tabor Center, Suite 1500

1200 Seventeenth Street

Denver, Colorado 80202

Telephone: (303) 899-7300

Facsimile: (303) 899-7333

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.001 per share	100,000	$1.105	$110,500	$12.81

(1)

This registration statement also relates to such additional shares of common stock of the registrant as may be issued with respect to such shares of common stock by way of a stock dividend, stock split or similar transaction.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), based upon the average high and low per share prices of the registrant’s common stock as reported on the Nasdaq Capital Market on November 15, 2016.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 16, 2016

PROSPECTUS

100,000 Shares of Common Stock

This prospectus relates to the resale from time to time of up to an aggregate of 100,000 shares of our common stock by the selling stockholder named herein, which shares were issued by the Company to the selling stockholder in a private placement on October 19, 2016.

All of the proceeds from the sale of the shares covered by this prospectus will be received by the selling stockholder. We will not receive any of the proceeds from the sale of those shares. Our registration of the common stock covered by this prospectus does not mean that the selling stockholder will offer or sell any of the common stock. The shares may be offered and sold from time to time by the selling stockholder named herein through public or private transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. See “Plan of Distribution” for a more complete description of the ways in which the common stock may be sold.

Our common stock is currently traded on the Nasdaq Capital Market under the symbol “URRE” and on the ASX under the symbol “URI”.  On November 15, 2016, the last reported sale price of our common stock on the Nasdaq Capital Market was $1.15 per share.

Investing in our securities involves a high degree of risk. You should read “Risk Factors” beginning on page 5 of this prospectus and the reports we file with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, incorporated by reference in this prospectus, to read about factors to consider before purchasing our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2016

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS

i

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

i

PROSPECTUS SUMMARY

1

RISK FACTORS

5

USE OF PROCEEDS

6

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

6

SELLING STOCKHOLDER

7

PLAN OF DISTRIBUTION

8

DESCRIPTION OF COMMON STOCK

10

LEGAL MATTERS

12

EXPERTS

12

WHERE YOU CAN FIND MORE INFORMATION

12

INFORMATION INCORPORATED BY REFERENCE

12

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus, and we take no responsibility for any other information that others may give you. If anyone provides you with additional, different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell, nor is it a solicitation of an offer to buy, the securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or any such prospectus supplement, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

As permitted by the rules and regulations of the Securities and Exchange Commission (the “SEC”), the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s web site or at the SEC’s offices described below under the heading “Where You Can Find More Information.” Before investing in our common stock, you should read this prospectus, as well as the additional information described under “Where You Can Find More Information” and “Information Incorporated by Reference.”

References to the “Company,” “URI,” “we,” “our” and “us” in this prospectus are to Uranium Resources, Inc. and its consolidated subsidiaries, unless the context otherwise requires. This document includes trade names and trademarks of other companies. All such trade names and trademarks appearing in this document are the property of their respective holders.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process or continuous registration process. Under this shelf registration process, the selling stockholder may, from time to time, sell the common stock described in this prospectus in one or more offerings. This prospectus provides you with a description of the common stock which may be offered by the selling stockholder. Each time the selling stockholder sells common stock, the selling stockholder may be required to provide you with this prospectus and, in certain cases, a prospectus supplement containing specific information about the selling stockholder and the terms of the securities being offered. That prospectus supplement may include additional risk factors or other special considerations applicable to those securities. Any prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information” and “Information Incorporated by Reference” before investing in our common stock.

i

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we have incorporated by reference contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements convey our current expectations or forecasts of future events. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are generally identifiable by use of the words “estimate,” “project,” “believe,” “intend,” “plan,” “anticipate,” “expect” and similar expressions. These forward-looking statements include management’s expectations regarding our adequacy of funding, liquidity, burn rate, exploration plans, reserves and mineralized uranium material, capital requirements, timing of receipt of mining permits and access rights, acquisition or partnering opportunities, sales or exchanges, the closing of the transaction with Laramide Resources, the repayment or renegotiation of our loan agreement with Resource Capital Fund V L.P., production capacity of mining operations for properties in the Republic of Turkey, South Texas, New Mexico, Utah and Nevada and planned dates for commencement of production at such properties. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Actual results could differ materially from those in forward-looking statements because of, among other reasons, the factors described below and in the periodic reports that we file with the SEC from time to time, including Forms 10-K, 10-Q and 8-K and any amendments thereto. The forward-looking statements are not guarantees of future performance. They are based on numerous assumptions that we believe are reasonable, but they are open to a wide range of uncertainties and business risks.

Key factors that could cause actual results to be different than expected or anticipated include, but are not limited to:

•

the availability of capital to URI;

•

the spot price and long-term contract price of uranium and lithium;

•

risks associated with our foreign operations;

•

the ability of URI to enter into and successfully close acquisitions or other material transactions, including without limitation the transaction with Laramide Resources;

•

government regulation of the mining industry and the nuclear power industry in the United States and the Republic of Turkey;

•

legislation and other actions by the Navajo Nation;

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operating conditions at our mining projects;

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the world-wide supply and demand of uranium and lithium;

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weather conditions;

•

unanticipated geological, processing, regulatory and legal or other problems we may encounter;

•

currently pending or new litigation;

•

timely receipt of mining and other permits from regulatory agencies; and

•

the risks set forth herein under the caption “Risk Factors.”

ii

In light of these risks, uncertainties and assumptions, you are cautioned not to place undue reliance on forward-looking statements, which are inherently unreliable and speak only as of the date of this prospectus or as of the date of any document incorporated by reference in this prospectus. When considering forward-looking statements, you should keep in mind the cautionary statements in this prospectus and the documents incorporated by reference. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in or incorporated by reference in this prospectus might not occur.

iii

PROSPECTUS SUMMARY

This summary highlights selected information about Uranium Resources, Inc. and this offering of common stock. This summary does not contain all of the information that may be important to you in making an investment decision. For a more complete understanding of Uranium Resources, Inc. you should read carefully this entire prospectus, including the “Risk Factors” section and the other documents we refer to and incorporate by reference. Unless otherwise indicated, “common stock” means our common stock, par value $0.001 per share. Unless otherwise noted, all share and per share information has been adjusted to reflect the one-for-twelve reverse stock split of our common stock that became effective after the close of trading on March 7, 2016.

Uranium Resources Overview

Uranium Resources, Inc. (“URI” or the “Company”) is focused on developing energy-related metals.  The Company has developed a dominant land position in two prospective lithium brine basins in Nevada and Utah in preparation for exploration and potential development of any resources that may be discovered there.  URI remains focused on advancing the Temrezli in-situ recovery (“ISR”) uranium project in Central Turkey when uranium prices permit economic development of this project. URI controls extensive exploration properties in Turkey under nine exploration and operating licenses covering approximately 32,000 acres (over 13,000 ha) with numerous exploration targets, including the potential satellite Sefaatli Project, which is 30 miles (48 km) southwest of the Temrezli Project. In Texas, the Company has two licensed and currently idled processing facilities and approximately 11,000 acres (4,400 ha) of prospective ISR uranium projects. In New Mexico, the Company controls mineral rights encompassing approximately 190,000 acres (76,900 ha) in the prolific Grants Mineral Belt, which is one of the largest concentrations of sandstone-hosted uranium deposits in the world. Incorporated in 1977, URI also owns an extensive uranium information database of historic drill hole logs, assay certificates, maps and technical reports for the Western United States.

Our principal executive offices are located at 6950 South Potomac Street, Suite 300, Centennial, CO 80112, and our telephone number is (303) 531-0470. Our website is located at www.uraniumresources.com. Information contained on our website or that can be accessed through our website is not incorporated by reference into this prospectus.

For additional information as to our business, properties and financial condition, please refer to the documents cited in “Where You Can Find More Information.”

Recent Developments

Uranium Market Overview

Persistent oversupply in the uranium markets has resulted in lower market prices.  As of September 30, 2016, prices have dropped to $23.75 per pound, and have dropped further to less than $20.00 per pound at mid-October 2016. Prices at this low level have not been seen by the industry since 2006.  Worldwide nuclear reactor construction and commissioning continues to expand the power plant fleet, and many analysts expect that, over time, the resulting demand for uranium will increase but that at the same time that demand is increasing, supply will attenuate as the current low price environment does little to incentivize new production sources to come online.  Thus, many analysts forecast prices for uranium to be much higher in the longer term, but the lower current price presents the Company with challenges in the short term.

Uranium Resources Strategy

The Company holds high quality, low cost uranium projects in New Mexico, Texas, and the Republic of Turkey.  Low holding costs allow the Company to hold these projects on a care and maintenance basis for the long-term.  Development of the Company’s uranium projects remains dependent upon higher uranium prices and project financing.

In the meantime, the Company has embarked on a growth strategy in the lithium industry.  Our existing experience and skills base are anticipated to be directly applicable to lithium brine exploration, development and production.  In the application of our existing expertise, we can take advantage of a growing lithium market, adding value to the Company while maintaining optionality to the uranium price.

The lithium market is driven by the growth in lithium ion batteries that power mobile telephone and computing devices, power tools, and most importantly, the transportation sector.  The CRU Group estimates that global demand for lithium will grow at a compounded annual growth rate of 6.3% over the period 2015 to 2025 with electric vehicles accounting for an increase in demand of 39% during the same period.  On the supply side, while production is expected to increase, the CRU Group estimates that prices will stabilize in the $4,300 to $8,300 per Lithium Carbonate Equivalent (“LCE”) ton range by 2025.

To that end, the Company has targeted low cost lithium brine exploration and development projects.  These projects tend to have estimated first quartile cash cost performance, or about $2,000 per LCE ton.   Combined with our existing expertise, this is a good fit for the company and a natural extension of our business.  The Company has been active in acquiring projects of this type since mid-2016.

Acquisition of Lithium Properties

On August 23, 2016, the Company staked approximately 4,600 acres of placer mining claims covering a prospective target for lithium-enriched brines in the Columbus Salt Marsh area of west-central Nevada.  The target area, known as the Nina project, is situated within a region of known lithium mineralization and is located approximately 45 miles west of Tonopah, Nevada.

On September 21, 2016, the Company entered into a Purchase and Sale Agreement (the “Mesa Agreement”) with Mesa Exploration Corp. (“Mesa”) to acquire certain placer mining claims comprising the Sal Rica project.  The Sal Rica project is comprised of approximately 9,800 acres of placer mining claims covering a prospective target for lithium-enriched brines.  The target area is situated within a region of known brine-hosted lithium mineralization and is approximately 25 miles north of the town of Wendover, Utah.  The closing of the transaction occurred on October 19, 2016.

Under the terms of the Mesa Agreement, the Company acquired a 100% interest in the Sal Rica project, subject to a 2% NSR Royalty, for the following consideration: (i)  $50,000 cash paid to Mesa on October 19, 2016; (ii) 100,000 unregistered shares of the Company’s common stock on October 19, 2016, with a resale registration statement to be filed with the SEC by November 17, 2016; and (iii) 100,000 unregistered shares of the Company’s common stock to be issued on October 19, 2017, with a resale registration statement to be filed with the SEC by November 17, 2017.

Reverse Stock Split

On March 7, 2016, following the close of trading, URI effected a one-for-twelve reverse split of its common shares.  The consolidated common shares began trading on a split-adjusted basis on March 8, 2016.  On February 11, 2016, at a Special Meeting of Stockholders, URI received approval for a charter amendment permitting URI to effect a reverse split.  The primary purpose of the reverse split was to bring URI into compliance with the Nasdaq’s $1.00 minimum bid price requirement to maintain URI’s stock listing on Nasdaq.

The reverse split reduced the number of URI’s outstanding common stock from 61,820,734 shares to 5,151,692 shares of common stock.  In addition, effective upon the reverse stock split, the number of authorized shares of URI’s common stock was reduced from 200 million to 100 million.  No fractional shares were issued as a result of the reverse stock split.  Any fractional shares that would have resulted were settled in cash.

All share data herein has been retroactively adjusted for the reverse stock split.

Purchase Agreement with Aspire Capital

On April 8, 2016, the Company entered into a common stock purchase agreement (the “Purchase Agreement”), with Aspire Capital Fund, LLC, an Illinois limited liability company (“Aspire Capital”) to place up to $12.0 million in the aggregate of the Company’s common stock on an ongoing basis when required by the Company over a term of 30 months.  The Company will control the timing and amount of sales to Aspire Capital, and at a price based on the market at that time.  As consideration for Aspire Capital entering into the Purchase Agreement, the Company issued 240,000 shares of its common stock to Aspire Capital upon the Company’s receipt of shareholder approval at its Annual General Meeting of Stockholders which was held on June 7, 2016.  These shares had a fair value of $2.18 per share, which has been included as additional paid in capital in the Company’s Balance Sheet as of September 30, 2016.  Also following receipt of shareholder approval for the issuance of up to 5.0 million shares of common stock under the Purchase Agreement and effectiveness of the S-1 registration statement relating to the resale of the shares subject to the Purchase Agreement, the Company began selling shares of its common stock to Aspire Capital under the terms of the Purchase Agreement.   As of November 14, 2016, the Company had sold 4,015,350 shares of common stock for net proceeds of $5.7 million under the Purchase Agreement.

Registered Direct Offerings

On April 4, 2016, the Company completed a registered direct offering with Aspire Capital for gross proceeds of $1.25 million.  The Company sold 375,000 shares of common stock at a price of $2.17 per share and 200,000 pre-funded warrants at a price of $2.16 per warrant, which was paid at closing.  The warrants had an exercise price of $0.01 and a term of three years.  On June 3, 2016, Aspire Capital exercised all 200,000 outstanding warrants for shares of the Company’s common stock.

On February 3, 2016, the Company completed a registered direct offering with Aspire Capital for gross proceeds of $0.8 million.  The Company sold 296,666 shares of common stock at a price of $2.82 per share.  Net proceeds to the Company, after deducting offering expenses, were approximately $0.8 million.

Laramide Asset Sale

On April 7, 2016, the Company entered into the a Share Purchase Agreement (the “Laramide SPA”) with Laramide Resources for the sale of its wholly-owned subsidiary Hydro Resources, Inc., which holds the Company’s Churchrock and Crownpoint projects.  Under the terms of the Laramide SPA, the Company is set to transfer ownership of the Churchrock and Crownpoint projects in exchange for the following consideration from Laramide Resources at closing:

•

$5.25 million in cash; and

•

$7.25 million promissory note, secured by a deed of trust or mortgage over the projects.  The note will have a three-year term and carry an initial interest rate of 5% which then increases to 10% upon Laramide Resources decision regarding commercial production at the Churchrock project.  Principal payments of approximately $2.4 million are due and payable on the anniversary of the closing of the transaction in each of 2017, 2018 and 2019.  Interest will be payable on a quarterly basis, provided however that no interest will be payable prior to the first principal payment in 2017.

The closing under the Laramide SPA is subject to various conditions, including, without limitation, completion of a financing by Laramide Resources on commercially reasonable terms and in such amount as is necessary to fund the $5.25 million purchase price and certain customary and required consents and releases of and by third parties, including RCF. Either party could originally terminate the Laramide SPA if the closing thereunder had not occurred on or before September 30, 2016.  The Company initially expected that the Laramide SPA would close by September 30, 2016, but Laramide Resources has experienced delays in obtaining the necessary funding to close the transaction. As a result, the Company and Laramide Resources agreed to extend the Laramide SPA until November 30, 2016 in exchange for an extension payment of $250,000 which was paid to the Company on October 21, 2016.  Based on continuing discussions with Laramide Resources, the Company believes that the funding will be in place to close by the November 30, 2016 extended deadline.  The $250,000 received on October 21, 2016 will be treated as a pre-payment of the $12.5 million purchase price once the transaction closes and will not be refunded or credited under any other circumstances.  The United States Nuclear Regulatory Commission has approved the transfer of the Company’s license to Laramide Resources, effective at closing.

The Offering

The following summary is provided solely for your convenience and is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus. For a more detailed description of our common stock, see “Description of Common Stock.”

Common Stock Offered by the Selling Stockholder	100,000 shares of common stock.
Outstanding Common Stock After This Offering	13,383,372 shares(1)
Use of Proceeds

The proceeds from the sale of the common stock covered by this prospectus will be received by the selling stockholder. The Company will not receive any of the proceeds from any sale by the selling stockholder of the common stock covered by this prospectus. See “Use of Proceeds.”

Plan of Distribution

The shares may be offered and sold from time to time by the selling stockholder named herein through public or private transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. See “Plan of Distribution.”

Nasdaq Capital Market Symbol	URRE
ASX Symbol	URI
Risk Factors

Investing in our common stock involves a high degree of risk. You should carefully consider the risks described in the section entitled “Risk Factors,” as well as any other information in this prospectus, any prospectus supplement and any document incorporated herein by reference, before purchasing our common stock.

_____________________

(1)

The number of shares of common stock to be outstanding after this offering is based on 13,383,372 shares of common stock outstanding as of November 14, 2016 and excludes 111,078 shares issuable upon the exercise of stock options outstanding as of September 30, 2016, 21,667 shares issuable upon the vesting of restricted stock units outstanding as of September 30, 2016, 183,333 shares underlying warrants issued in connection with our March 2015 registered direct offering, and 256,410 shares issuable upon the conversion of amounts outstanding under our loan agreement with Resource Capital Fund V L.P. (“RCF”).

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below, as well as the risks described under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 and in the other filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we have incorporated herein by reference. Our business, financial condition, results of operations and cash flows could be materially adversely affected by any of these risks, and the market or trading price of our common stock could decline due to any of these risks. In addition, please read “Disclosure Regarding Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations.

Risks Relating to Our Common Stock

The sale of our common stock to Aspire Capital may cause substantial dilution to our existing stockholders and the sale of the shares of common stock acquired by Aspire Capital could cause the price of our common stock to decline.

We have registered for sale 5,075,000 shares for sale by Aspire Capital under the Purchase Agreement. The number of shares ultimately offered for sale by Aspire Capital is dependent upon the number of shares we elect to sell to Aspire Capital under the Purchase Agreement. Depending upon market liquidity at the time, sales of shares of our common stock under the Purchase Agreement may cause the trading price of our common stock to decline.

Aspire Capital may ultimately purchase all, some or none of the $12.0 million of common stock available under the Purchase Agreement. Aspire Capital may sell all, some or none of our shares that it holds or comes to hold under the Purchase Agreement. Sales by Aspire Capital of shares acquired pursuant to the Purchase Agreement may result in dilution to the interests of other holders of our common stock. The sale of a substantial number of shares of our common stock by Aspire Capital, or anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales. However, we have the right to control the timing and amount of sales of our shares to Aspire Capital, and the Purchase Agreement may be terminated by us at any time at our discretion without any penalty or cost to us.

The availability for sale of a large amount of shares may depress the market price of URI’s common stock.

As of November 14, 2016, approximately 13.4 million shares of our common stock were outstanding, all of which, except for the certain shares owned by RCF, are freely transferable. In addition, 111,078 shares were issuable upon the exercise of stock options outstanding as of September 30, 2016, 21,667 shares were issuable upon the vesting of restricted stock units outstanding as of September 30, 2016, 183,333 shares underlie warrants issued in connection with our March 2015 registered direct offering, and 256,410 shares are issuable upon the conversion of amounts outstanding under our $8.0 million loan agreement with RCF. The availability for sale of a large amount of shares by any one or several stockholders may depress the market price of our common stock and impair our ability to raise additional capital through the public sale of our common stock. We have no arrangement with any of the holders of the foregoing shares to address the possible effect on the price of our common stock of the sale by them of their shares.

Terms of subsequent financings may adversely impact our stockholders.

In order to finance our future production plans and working capital needs, we may have to raise funds through the issuance of equity or debt securities. Depending on the type and the terms of any financing we pursue, stockholders’ rights and the value of their investment in our common stock could be reduced. A financing could involve one or more types of securities including common stock, convertible debt or warrants to acquire common stock. These securities could be issued at or below the then prevailing market price for our common stock. We currently have no authorized preferred stock. In addition, if we issue secured debt securities, the holders of the debt would have a claim to our assets that would be prior to the rights of stockholders until the debt is paid. Interest on these debt securities would increase costs and negatively impact operating results. If the issuance of new securities results in diminished rights to holders of our common stock, the market price of our common stock could be negatively impacted.

The Company has no history of paying dividends on its common stock, and we do not anticipate paying dividends in the foreseeable future.

The Company has not previously paid dividends on its common stock. We currently anticipate that we will retain all of our available cash, if any, for use as working capital and for other general corporate purposes. Any payment of future dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our earnings, financial condition, capital requirements, level of indebtedness, statutory and contractual restrictions applicable to the payment of dividends and other considerations that our Board of Directors deems relevant. In addition, the terms of our November 2013 loan agreement prohibit the Company from declaring or paying dividends on our common stock without the consent of RCF. Investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize a return on their investment.

USE OF PROCEEDS

The proceeds from the sale of the common stock covered by this prospectus will be received by the selling stockholder. We will not receive any proceeds from the sale by the selling stockholder of the shares of common stock offered by this prospectus.

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

Our common stock is traded on the Nasdaq Capital Market under the symbol “URRE” and the ASX under the symbol “URI.” The last reported sale price of our common stock on November 15, 2016 on the Nasdaq Capital Market was $1.15 per share. The following table sets forth the high and low sale prices for our common stock for the periods indicated as reported on the Nasdaq Capital Market.

	High	Low
Year Ended December 31, 2014:
First Quarter	$48.60	$30.96
Second Quarter	$37.20	$27.96
Third Quarter	$37.80	$29.16
Fourth Quarter	$32.04	$14.64
Year Ended December 31, 2015:
First Quarter	$23.76	$15.60
Second Quarter	$19.20	$11.04
Third Quarter	$16.08	$8.16
Fourth Quarter	$10.20	$4.20
Year Ended December 31, 2016:
First Quarter	$7.80	$2.10
Second Quarter	$3.75	$1.39
Third Quarter	$2.13	$1.25
Fourth Quarter (through November 15, 2016)	$1.45	$0.97

Following the close of trading on March 7, 2016, URI effected a one-for-twelve reverse stock split of its issued and outstanding common stock. The common stock commenced trading on the Nasdaq Capital Market on a split-adjusted basis upon the open of trading on March 8, 2016. The high and low sale prices for our common stock presented in the foregoing table give effect to the reverse stock split.

We have never declared or paid any cash dividend on our common stock, nor do we currently intend to pay any cash dividend on our common stock in the foreseeable future. We expect to retain our earnings, if any, for the growth and development of our business.

SELLING STOCKHOLDER

On October 19, 2016, the Company issued 100,000 shares of its common stock to Mesa Exploration Corp. (“Mesa”) pursuant to the terms of a Purchase and Sale Agreement (the “Mesa Agreement”), dated September 21, 2016, between the Company and Mesa. The shares were issued as partial consideration under the Mesa Agreement.

The Mesa Agreement relates to certain placer mining claims comprising the Sal Rica project.  The Sal Rica project is comprised of approximately 13,260 acres of placer mining claims covering a prospective target for lithium-enriched brines.  The target area is situated within a region of known brine-hosted lithium mineralization and is approximately 25 miles north of the town of Wendover, Utah.

The shares issued under the Mesa Agreement were issued pursuant to the exemption from registration set forth in Section 4(a)(2) of the Securities Act.

Shares Covered by this Prospectus

We are registering the shares to permit the selling stockholder and its pledgees, donees, transferees and other successors-in-interest that receive their shares from the selling stockholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus to resell the shares when and as they deem appropriate.

The following table sets forth:

•

the name of the selling stockholder;

•

the number and percent of shares of our common stock that the selling stockholder beneficially own prior to the offering for resale of the shares under this prospectus;

•

the number of shares of our common stock that may be offered for resale for the account of the selling stockholder under this prospectus; and

•

the number and percent of shares of our common stock to be beneficially owned by the selling stockholder after the offering of the resale shares (assuming all of the offered resale shares are sold by the selling stockholder).

The number of shares in the column “Number of Shares Being Offered” represents all of the shares that the selling stockholder may offer under this prospectus. We do not know how long the selling stockholder will hold the shares before selling them or how many shares they will sell and we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale of any of the resale shares. The shares offered by this prospectus may be offered from time to time by the selling stockholder listed below.

This table is prepared solely based on information supplied to us by the listed selling stockholder, any Schedules 13D or 13G and Forms 3 and 4, and other public documents filed with the SEC, and assumes the sale of all of the resale shares. The applicable percentages of beneficial ownership are based on an aggregate of 13,383,372 shares of our common stock outstanding on November 14, 2016.

Stockholder	Shares Beneficially Owned Prior to Offering		Number of Shares Being Offered	Shares Beneficially Owned After Offering
	Number	%		Number	%
Mesa Exploration Corp.	100,000	*	100,000	0	*
TOTAL	100,000	*	100,000	0	*

_____________________________

*Less than 1%

PLAN OF DISTRIBUTION

The selling stockholder, which term includes its transferees, pledgees or donees or their successors-in-interest, may sell the shares being offered from time to time in one or more transactions:

•

on the Nasdaq Capital Market, ASX or otherwise;

•

in ordinary brokers’ transactions, which may include long or short sales;

•

in transactions involving cross or block trades or otherwise in the over-the-counter market;

•

through broker-dealers, who may act as agents or principals;

•

in “at the market” offerings to or through market makers into an existing market for the shares;

•

in other ways not involving market makers or established markets, including direct sales to purchasers in negotiated transactions;

•

through a bidding or auction process;

•

through one or more underwriters on a firm commitment or best efforts basis;

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through the writing of options, swaps or other derivatives, whether listed on an exchange or otherwise; or

•

through a combination of such methods of sale or by any other legally available means.

In addition, subject to compliance with applicable law, the selling stockholder may enter into option, derivative or hedging transactions with broker-dealers who may engage in short sales of common stock in the course of hedging the positions they assume with the selling stockholder, and any related offers or sales of shares may be made under this prospectus. In some circumstances, for example, the selling stockholder may write call options, put options or other derivative instruments with respect to the shares, which it settles through delivery of the shares. These option, derivative and hedging transactions may require the delivery to a broker, dealer or other financial institution of shares offered under this prospectus, and that broker, dealer or other financial institution may resell those shares under this prospectus.

The selling stockholder may sell the shares at market prices prevailing at the time of sale, at prices related to those market prices, at negotiated prices or at fixed prices, which may be changed from time to time. The selling stockholder also may sell the shares pursuant to Rule 144 or other available exemptions adopted under the Securities Act. The selling stockholder may effect transactions by selling shares directly to purchasers or to or through broker-dealers. The broker-dealers may act as agents or principals. Broker-dealers, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholder or the purchasers of the shares, or both. The compensation of any particular broker-dealer, underwriter or agent may be in excess of customary commissions. Any commissions received by them and any profit on the resale of shares may be deemed to be underwriting compensation. Because the selling stockholder and broker-dealers that participate with the selling stockholder in the distribution of shares may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act, the selling stockholder may be subject to the prospectus delivery requirements of the Securities Act.

The selling stockholder may donate, pledge or otherwise transfer its shares in a non-sale related transaction to any person so long as the transfer complies with applicable securities laws. As a result, donees, pledgees, transferees and other successors in interest that receive such shares as a gift, distribution or other non-sale related transfer may offer shares of common stock under this prospectus.

The selling stockholder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling stockholder.

The shares will be sold through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition, the selling stockholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling stockholder. Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities may occur, they will be described in an applicable prospectus supplement or a document incorporated by reference to the extent required. We will make copies of this prospectus available to the selling stockholder and have informed them that if it is deemed to be an underwriter, it will need to deliver copies of this prospectus to purchasers at or prior to the time of any sale of the shares.

We will receive no proceeds from the sale of shares by selling stockholder pursuant to this prospectus. We will bear all costs, expenses and fees in connection with the registration of the shares, except that the selling stockholder will bear all commissions and discounts, if any, attributable to the sales of the shares. We will indemnify the selling stockholder, and the selling stockholder will indemnify us, and may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the shares, against certain liabilities, including liabilities arising under the Securities Act.

Upon notification to us by the selling stockholder that any material arrangement has been entered into with a broker-dealer or other agent for the sale or purchase of shares, including through a block trade, special offering, exchange distribution, secondary distribution, or purchase by a broker or dealer, we will file a supplement to this prospectus, if required, disclosing:

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the name of the participating broker-dealers;

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the number of shares involved;

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the price at which such shares were sold;

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the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable;

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that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

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other facts material to the transaction.

A prospectus supplement or document incorporated by reference may be filed to disclose additional information with respect to any sale or other distribution of the shares.

DESCRIPTION OF COMMON STOCK

Our certificate of incorporation authorizes us to issue 100,000,000 shares of common stock, par value $0.001 per share.  As of November 14, 2016, there were 13,391,397 shares of our common stock issued and 13,383,372 shares of our common stock outstanding, all of which are fully paid and non-assessable.  In addition, 111,078 shares were issuable upon the exercise of stock options outstanding as of September 30, 2016, 21,667 shares were issuable upon the vesting of restricted stock units outstanding as of September 30, 2016, 183,333 shares underlie warrants issued in connection with our March 2015 registered direct offering, and 49,569 shares of common stock were reserved for future issuance under our 2013 Omnibus Incentive Plan as of September 30, 2016. In addition, under the RCF loan agreement, RCF may convert the $8.0 million drawn thereunder into 256,410 shares of our common stock at any time.

Each share of our common stock is entitled to one vote for all purposes and cumulative voting is not permitted in the election of directors. Accordingly, the holders of more than fifty percent of all of the outstanding shares of our common stock can elect all of the directors. Matters to be voted upon by the holders of our common stock require the affirmative vote of a majority of the votes cast at a stockholders meeting at which a quorum is present.

There are no preemptive, subscription, conversion or redemption rights pertaining to our common stock. The absence of preemptive rights could result in a dilution of the interest of existing stockholders should additional shares of common stock be issued. Holders of our common stock are entitled to receive such dividends as may be declared by our Board of Directors out of assets legally available and to share ratably in our assets upon liquidation.

Computershare Trust Company, Canton, Massachusetts is the transfer agent and registrar for our common stock.

Our common stock is listed on the Nasdaq Capital Market under the symbol “URRE” and the ASX under the symbol “URI”.

Possible Anti-Takeover Effects of Delaware Law and our Certificate of Incorporation and Bylaws

Certain provisions of Delaware law, our restated certificate of incorporation and our amended and restated bylaws discussed below could discourage or make it more difficult to accomplish a proxy contest or other change in our management or the acquisition of control by a holder of a substantial amount of our common stock. It is possible that these provisions could make it more difficult to accomplish, or could deter, transactions that stockholders may otherwise consider to be in their best interests or in our best interests. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors and in the policies formulated by the Board of Directors and may discourage certain types of transactions that may involve an actual or threatened change of control of us. The provisions also are intended to discourage certain tactics that may be used in proxy fights. Such provisions also may have the effect of preventing changes in our management.

Delaware Statutory Business Combinations Provision

We are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. For purposes of Section 203, a “business combination” is defined broadly to include a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and, subject to certain exceptions, an “interested stockholder” is a person who, together with his or her affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation’s voting stock.

Authorized but Unissued Stock

Our restated certificate of incorporation authorizes the issuance of up to 100,000,000 shares of capital stock, par value $0.001 per share. As of November 14, 2016, 13,391,397 shares of our common stock were issued and 13,383,372 shares of our common stock were outstanding. Our Board of Directors has the authority, without further approval of the stockholders, to issue such shares, which would adversely affect the voting power and ownership interest of holders of our common stock. This authority may have the effect of deterring hostile takeovers, delaying or preventing a change in control, and discouraging bids for our common stock at a premium over the market price.

Advance Notice Provisions for Stockholder Proposals and Stockholder Nominations of Directors

Our amended and restated bylaws provide that, for nominations to the Board of Directors or for other business to be properly brought by a stockholder before a meeting of stockholders, the stockholder must first have given timely notice of the proposal in writing to our Secretary. For an annual meeting, a stockholder’s notice generally must be delivered not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Detailed requirements as to the form of the notice and information required in the notice are specified in the amended and restated bylaws. If it is determined that business was not properly brought before a meeting in accordance with our bylaw provisions, such business will not be conducted at the meeting.

Amendment of Bylaws

Our Board of Directors is expressly authorized to alter or repeal our bylaws.

Special Meetings of Stockholders

Special meetings of the stockholders may be called only by our Chairman, President or pursuant to a resolution adopted by a majority of the total number of directors. Stockholders may not propose business to be brought before a special meeting of the stockholders.

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Hogan Lovells US LLP, Denver, Colorado.

EXPERTS

The consolidated financial statements of Uranium Resources, Inc. for the fiscal years ended December 31, 2015 and December 31, 2014 incorporated by reference in this prospectus and registration statement have been audited by Hein & Associates LLP, independent registered public accounting firm, as set forth in their report, incorporated by reference herein, and are incorporated by reference in reliance upon that report given on the authority of Hein & Associates LLP as experts in accounting and auditing.

The consolidated statements of Anatolia Energy Limited for the fiscal years ended June 30, 2015 and June 30, 2014 incorporated by reference herein have been audited by Moore Stephens Perth, independent registered public accounting firm, as set forth in their report, incorporated by reference herein, and are incorporated by reference in reliance upon that report given on the authority of Moore Stephens Perth as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC’s public reference room at 100 F Street, N.E., Washington, District of Columbia 20549. Please call the SEC at 1-800-SEC-0330 for more information on the public reference room. Our SEC filings are also available to the public from commercial retrieval services and at the website maintained by the SEC at www.sec.gov. The reports and other information filed by us with the SEC are also available at our website. The address of the Company’s website is www.uraniumresources.com. Information contained on our website or that can be accessed through our website is not incorporated by reference into this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate information into this prospectus “by reference,” which means that we can disclose important information to you by referring you to another document that we file separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. These documents contain important information about the Company and its financial condition, business and results.

We are incorporating by reference the Company’s filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date hereof and prior to the termination of the offering, except we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and corresponding information furnished under Item 9.01 as an exhibit thereto:

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our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on March 18, 2016;

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our Proxy Statement for our 2016 Annual Meeting of Stockholders, filed on May 16, 2016;

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our Quarterly Report on Form 10-Q for the quarters ended March 31, 2016, filed with the SEC on May 11, 2016, June 30, 2016, filed with the SEC on August 11, 2016, and September 30, 2016, filed with the SEC on November 10, 2016;

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our Current Reports on Form 8-K filed with the SEC on February 2, 2016, February 4, 2016, February 17, 2016, February 26, 2016, March 8, 2016, April 4, 2016, April 8, 2016, April 11, 2016, June 8, 2016, August 24, 2016 and September 15, 2016 (except that any portions thereof which are furnished and not filed shall not be deemed incorporated); and

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The description of our common stock contained in our Form 8-A filed on April 11, 2007, including any amendments or reports filed for the purpose of updating the description.

We will provide, without charge, to each person to whom a copy of this prospectus has been delivered, including any beneficial owner, a copy of any and all of the documents referred to herein that are summarized in this prospectus, if such person makes a written or oral request directed to:

Uranium Resources, Inc.

6950 South Potomac Street, Suite 300

Centennial, Colorado 80112

Attn: Corporate Secretary

(303) 531-0470

PART II
INFORMATION NOTE REQUIRED IN THE PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which shall be borne by Uranium Resources, Inc. (the “Company”). All of such fees and expenses, except for the Securities and Exchange Commission (“SEC”) registration fee, are estimated:

SEC registration fee	$13
Legal fees and expenses	$4,000
Accounting fees and expenses	$4,000
Miscellaneous fees and expenses	$1,987
Total Expenses	$10,000

Item 15.  Indemnification of Directors and Officers.

Under Delaware law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of his service as a director or officer of the corporation, or his service, at the corporation’s request, as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees) that are actually and reasonably incurred by him (“Expenses”), and judgments, fines and amounts paid in settlement that are actually and reasonably incurred by him, in connection with the defense or settlement of such action, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. Although Delaware law permits a corporation to indemnify any person referred to above against Expenses in connection with the defense or settlement of an action by or in the right of the corporation, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, if such person has been judged liable to the corporation, indemnification is only permitted to the extent that the Court of Chancery (or the court in which the action was brought) determines that, despite the adjudication of liability, such person is entitled to indemnity for such Expenses as the court deems proper. The Delaware General Corporation Law (the “DGCL”) also provides for mandatory indemnification of any director, officer, employee or agent against Expenses to the extent such person has been successful in any proceeding covered by the statute. In addition, the DGCL provides the general authorization of advancement of a director’s or officer’s litigation expenses in lieu of requiring the authorization of such advancement by the board of directors in specific cases, and that indemnification and advancement of expenses provided by the statute shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement or otherwise.

Our Restated Bylaws and Restated Certificate of Incorporation provide for indemnification of our directors and officers and for advancement of litigation expenses to the fullest extent permitted by current Delaware law. In addition, the Company has entered into indemnification agreements with certain directors and officers that provide for indemnification and advancement of litigation expenses to fullest extent permitted by the DCGL.

We maintain a policy of directors and officers liability insurance which reimburses us for expenses which we may incur in connection with the foregoing indemnity provisions and which may provide direct indemnification to directors and officers where we are unable to do so.

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to our directors, officers and controlling persons pursuant to the above, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16.  Exhibits.

The exhibits listed in the Exhibit Index immediately preceding the exhibits are filed as part of this registration statement on Form S-3.

Item 17.  Undertakings.

(a)

The undersigned registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that subparagraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Centennial, State of Colorado, on the 16th day of November, 2016.

URANIUM RESOURCES, INC.

By: /s/ Jeffrey L. Vigil

Name:  Jeffrey L. Vigil

Title:  Vice President – Finance and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Messrs. Christopher M. Jones and Jeffrey L. Vigil and each of them severally as such person’s true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might, or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Christopher M. Jones	President, Chief Executive Officer and Director (Principal Executive Officer)	November 16, 2016
Christopher M. Jones
/s/ Jeffrey L. Vigil	Vice President – Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	November 16, 2016
Jeffrey L. Vigil
/s/ Patrick N. Burke	Director	November 16, 2016
Patrick N. Burke
/s/ Marvin K. Kaiser	Director	November 16, 2016
Marvin K. Kaiser
/s/ Tracy A. Stevenson	Director	November 16, 2016
Tracy A. Stevenson

EXHIBIT INDEX

Exhibit Number	Description
4.1	Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on March 8, 2016).
4.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on November 9, 2015).
4.3

Stockholders’ Agreement, dated as of March 1, 2012, by and between the Company and Resource Capital Fund V L.P. (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 7, 2012).

4.4

Bridge Loan Agreement, dated December 17, 2012, by and among the Company, the subsidiaries of the Company from time to time party thereto, and Resource Capital Fund V L.P. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 19, 2012).

4.5

Registration Rights Agreement, dated as of March 1, 2012, by and between the Company and Resource Capital Fund V L.P. (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on March 7, 2012).

4.6

Loan Agreement, dated November 13, 2013, among the Company, those subsidiaries of the Company from time to time party hereto, and Resource Capital Fund V L.P. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 19, 2013).

4.7

Amendment No. 1 to Loan Agreement, dated April 29, 2014, among the Company, those subsidiaries of the Company from time to time party hereto, and Resource Capital Fund V L.P. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 30, 2014).

4.8

Amendment No. 2 to Loan Agreement, dated November 5, 2014, among the Company, those subsidiaries of the Company from time to time party thereto, and Resource Capital Fund V L.P. (incorporated by reference to Exhibit 10.13 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014).

4.9	Form of options expiring June 15, 2017 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on November 13, 2015).
4.10	Form of options expiring November 28, 2018 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on November 13, 2015).
4.11	Form of options expiring October 8, 2019 (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on November 13, 2015).
4.12	Form of options expiring September 30, 2016 (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed on November 13, 2015).
4.13	Form of options expiring November 30, 2017 (incorporated by reference to Exhibit 4.5 to the Company’s Current Report on Form 8-K filed on November 13, 2015).
4.14	Form of options expiring November 30, 2017 (incorporated by reference to Exhibit 4.6 to the Company’s Current Report on Form 8-K filed on November 13, 2015).
4.15	Form of options expiring January 20, 2020 (incorporated by reference to Exhibit 4.7 to the Company’s Current Report on Form 8-K filed on November 13, 2015).
4.16	Form of options expiring February 28, 2019 (incorporated by reference to Exhibit 4.8 to the Company’s Current Report on Form 8-K filed on November 13, 2015).
4.17	Form of options expiring March 2, 2018 (incorporated by reference to Exhibit 4.9 to the Company’s Current Report on Form 8-K filed on November 13, 2015).
4.18	Form of options expiring March 6, 2017 (incorporated by reference to Exhibit 4.10 to the Company’s Current Report on Form 8-K filed on November 13, 2015).
4.19	Form of options expiring June 30, 2019 (incorporated by reference to Exhibit 4.11 to the Company’s Current Report on Form 8-K filed on November 13, 2015).
4.20	Form of warrant to purchase common stock dated April 4, 2015 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on April 4, 2016).
4.21

Registration Rights Agreement between the Company and Aspire Capital Fund, LLC dated April 8, 2016 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on April 11, 2016).

5.1	Opinion of Hogan Lovells US LLP as to the legality of the securities being registered.
23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).
23.2	Consent of Hein & Associates LLP.
23.3	Consent of Moore Stephens Perth.
24	Power of Attorney (included on signature page).
99.1	Purchase and Sale Agreement between the Company and Mesa Exploration Corp., dated September 21, 2016